     As Filed With the Securities and Exchange Commission on April 1, 1996
                                                 Registration No. 33-__________

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                        ----------------------------
                                   FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                        ----------------------------
                              MAGNA GROUP, INC.
              (Exact name of issuer as specified in its charter)

            DELAWARE                                            37-0996453
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)
                                 One Magna Place
                        1401 South Brentwood Boulevard
                        St. Louis, Missouri 63144-1401
                   (Address of Principal Executive Offices)

                                MAGNA GROUP, INC.
                       1996 DIRECTORS' STOCK OPTION PLAN
                           (Full title of the plan)

                                ---------------
                                G. THOMAS ANDES
                     Chairman and Chief Executive Officer
                               Magna Group, Inc.
                        1401 South Brentwood Boulevard
                        St. Louis, Missouri 63144-1401
                    (Name and address of agent for service)
                          Telephone:  (314) 963-2500

                          -------------------------
                                   Copy to:
                         Gerard K. Sandweg, Jr., Esq.
                                Thompson Coburn
                             One Mercantile Center
                          St. Louis, Missouri  63101
                          Telephone:  (314) 231-7676

                          --------------------------

                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================================
  Title of each class of                  Amount to be           Proposed               Proposed maximum             Amount of
securities to be registered                registered        maximum offering          aggregate offering         registration fee
                                                            price per unit <F2>            price <F2>
- ------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $2.00 par value <F1>           100,000              $22.375                   $2,237,500                 $771.60
                                             shares
====================================================================================================================================

   <F1> Includes one attached Preferred Share Purchase Right per share.
   <F2> Estimated solely for the purposes of computing the Registration Fee pursuant to the provisions of Rule 457(c), and based upon the average of the high and low sales prices of Magna Group, Inc. Common Stock, $2.00 par value, as reported by The Nasdaq Stock Market, Inc. on March 25, 1996.

                          --------------------------

    This Registration Statement shall become effective in accordance with the provisions of Rule 462 promulgated under the Securities Act of 1933.

        The undersigned registrant hereby files this Registration Statement on Form S-8 (the "Registration Statement") to register shares of Magna Group, Inc. ("Magna") Common Stock, $2.00 par value, and attached Preferred Share Purchase Rights of Magna, for issuance to optionees under the Magna Group, Inc. 1996 Directors' Stock Option Plan (the "Plan").

Item 3. Incorporation of Documents by Reference.
        ---------------------------------------

        The following documents filed by Magna with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

        (a) Magna's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

        (b)  Magna's Current Report on Form 8-K dated January 24, 1996;

        (c) The description of Magna Common Stock set forth in Magna's Registration Statement on Form S-1 (File No. 2-96545) filed on March 20, 1985, including any amendment or report filed for the purpose of updating such description; and

        (d) The description of Magna's Preferred Stock Purchase Rights set forth in Item 1 of Magna's Registration Statement on Form 8-A, filed November 11, 1988 (File No. 0-8234), including any amendment or report filed for the purpose of updating such description.

        All documents filed by Magna pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, and all amendments or supplements filed with respect to the documents listed in (a), (b) or (c) above, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such document. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

        Copies of all documents incorporated by reference into this Registration Statement, other than exhibits to such documents (unless the exhibits are specifically incorporated by reference into such documents), will be provided without charge to each person to whom a Prospectus with respect to the Plan is delivered, upon oral or written request by such person to Gary D. Hemmer, Executive Vice President, Administration, Magna Group, Inc., One Magna Place, 1401 South Brentwood Boulevard, St. Louis, Missouri 63144-1401, telephone: (314) 963-2500.

Item 5. Interests of Named Experts and Counsel.
        --------------------------------------

        Thompson Coburn, legal counsel to Magna, has rendered a legal opinion with respect to the validity of the securities being registered hereby and certain other legal matters. As of February 29, 1996, certain lawyers of the firm beneficially owned an aggregate of 44,681 shares of Magna Common Stock.

Item 6. Indemnification of Directors and Officers.
        -----------------------------------------

        Section 102(b)(7) of the Delaware General Corporation Law ("DGCL") permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockowners for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockowners, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit. Magna's Certificate of Incorporation, as amended, contains such a provision.

        Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, shareowner vote, agreement or otherwise.

        Article 12 of Magna's Certificate of Incorporation, as amended, provides for the elimination of personal liability of directors of Magna to Magna and its stockholders for monetary damages arising from certain breaches of directors' duty of care. In addition, Article 12 provides for the indemnification of persons who are or were directors, officers, employees and agents of Magna or who are or were serving at the request of Magna in a similar capacity with another enterprise or entity to the fullest extent authorized by the DGCL. Article 12 also authorizes Magna to purchase insurance for itself and indemnify persons against any expense, liability or loss whether or not Magna would have the power to indemnify such expense, liability or loss under the DGCL. Magna maintains a liability insurance policy which indemnifies directors, officers, employees and agents of Magna.

        As part of the acquisition of Landmark, Magna assumed Landmark's obligations under indemnification agreements with Landmark's directors (including certain directors who are currently directors of Magna) and obligations under an employment agreement between Landmark and S. Lee Kling (also a current director of Magna).

Item 8. Exhibits.
        --------

See Exhibit Index located at page 8 hereof.

Item 9. Undertakings.
        ------------

        (a)    The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i)   To include any prospectus required by
               Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                     (iii) To include any material information with
               respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

        (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Missouri, on the 1st day of April, 1996.

                                       MAGNA GROUP, INC.


                                       By  /s/ G. Thomas Andes
                                         --------------------------------------
                                            G. Thomas Andes, Chairman of the
                                            Board and Chief Executive Officer


                               POWER OF ATTORNEY

      We, the undersigned officers and directors of Magna Group, Inc., hereby severally and individually constitute and appoint G. Thomas Andes and Carolyn
B. Ryseff, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents or each of them to any and all such amendments and instruments.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

        Signature                       Title                              Date
        ---------                       -----                              ----

  /s/ G. Thomas Andes               Chairman of the Board,        April 1, 1996
- ------------------------------      Chief Executive
G. Thomas Andes                     Officer and Director
Principal Executive Officer


  /s/ Ronald A. Buerges             Senior Vice President,        April 1, 1996
- ------------------------------      Corporate Finance and
Ronald A. Buerges                   Acting Chief Financial Officer
Principal Financial Officer--
Principal Accounting Officer


                                    Director                      April -----, 1996
- ------------------------------
James A. Auffenburg, Jr.


                                    - 6 -

        Signature                       Title                              Date
        ---------                       -----                              ----

  /s/ William E. Cribbin            Director                      April 1, 1996
- ------------------------------
William E. Cribbin


  /s/ Wayne T. Ewing                Director                      April 1, 1996
- ------------------------------
Wayne T. Ewing


  /s/ Donald P. Gallop              Director                      April 1, 1996
- ------------------------------
Donald P. Gallop


  /s/ C.E. Heilingenstein           Director                      April 1, 1996
- ------------------------------
C.E. Heilingenstein


  /s/ John G. Helmkamp, Jr.         Director                      April 1, 1996
- ------------------------------
John G. Helmkamp, Jr.


  /s/ Carl G. Hogan, Jr.            Director                      April 1, 1996
- ------------------------------
Carl G. Hogan, Sr.


  /s/ Franklin A. Jacobs            Director                      April 1, 1996
- ------------------------------
Franklin A. Jacobs


                                    Director                      April -----, 1996
- ------------------------------
Wendell J. Kelley


  /s/ S. Lee Kling                  Director                      April 1, 1996
- ------------------------------
S. Lee Kling


  /s/ Ralph F. Korte                Director                      April 1, 1996
- ------------------------------
Ralph F. Korte


  /s/ Robert E. McGlynn             Director                      April 1, 1996
- ------------------------------
Robert E. McGlynn


                                    Director                      April -----, 1996
- ------------------------------
Frank R. Trulaske, III


  /s/ Dr. George T. Wilkins, Jr.    Director                      April 1, 1996
- --------------------------------
Dr. George T. Wilkins, Jr.

                                         EXHIBIT INDEX
                                         -------------

Exhibit No.                                                                                Page
- -----------                                                                                ----
   4.1             Form of Indenture, including form of Note, between Magna and
                   Mark Twain Bank, as trustee, dated August 1, 1987 for the 7%
                   Convertible Subordinated Capital Notes Due 1999 (filed as
                   Exhibit 1 to Magna's Registration Statement on Form 8-A dated
                   June 15, 1988 (File No. 0-8234) and incorporated herein by reference)

   4.2             Indenture dated as of November 1, 1986 between Landmark
                   Bancshares Corporation (hereinafter "Landmark") and Centerre
                   Trust Company of St. Louis, regarding the issuance of
                   $17,250,000 principal amount of Landmark's 8-3/4% Convertible
                   Subordinated Debentures due November 1, 1998 (filed as Exhibit
                   4(c) to Landmark's Annual Report on Form 10-K for the year ended
                   December 31, 1986 (File No. 1-8810) and incorporated herein by reference)

   4.3             First Supplemental Indenture dated December 20, 1991 among
                   Magna, Magna Acquisition Corporation and Boatmen's National
                   Bank of St. Louis as successor to Centerre Trust Company of
                   St. Louis, Trustee, assuming the obligations of Landmark under the Indenture dated November 1, 1986 (filed as Exhibit
                   4.2 to Magna's Current Report on Form 8-K dated December 20,
                   1991 (File No. 0-8234) and incorporated herein by reference)

   4.4 Rights Agreement, including form of Right Certificate dated as of November 11, 1988 between Magna and Magna Trust
                   Company, Trustee (filed as Exhibits 1 and 2 to Magna's
                   Registration Statement on Form 8-A dated November 11, 1988
                   (File No. 0-8234) and incorporated herein by reference)

   5 Opinion of Thompson Coburn as to the legality of the securities to be registered

   23.1            Consent of Ernst & Young LLP

   23.2            Consent of Thompson Coburn (contained in Exhibit 5)

   24              Power of Attorney (contained on signature page)

   99              Magna Group, Inc. 1996 Directors' Stock Option Plan


                                    - 8 -